UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to §240.14a-12

INVERNESS MEDICAL INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS
To Be Held December 20, 2007

November 20, 2007

Dear Fellow Stockholder:

You are cordially invited to attend Inverness Medical Innovations’ (the “Company”) Special Meeting of Stockholders on Thursday, December 20, 2007 at 11:00 a.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA 02453.

The only matter scheduled to be considered at the special meeting is a proposal to amend the Company’s 2001 Stock Option and Incentive Plan to increase the number of shares reserved for issuance under the 2001 Stock Option and Incentive Plan. You will have an opportunity to ask questions.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Therefore, after reading the enclosed proxy statement, please complete, sign, date and return the enclosed proxy card promptly. You may also vote by telephone, or electronically over the Internet, by following the instructions on your proxy card.

We look forward to seeing you at the meeting. Your vote is important to us.

Cordially,

Ron Zwanziger
Chairman, Chief Executive Officer and President

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date:	Thursday, December 20, 2007
Time:	11:00 a.m., local time
Place:	Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Purpose:

1. Approve an increase to the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan by 3,000,000, from 8,074,871 to 11,074,871; and

2. Conduct such other business as may properly come before the special meeting and at any adjournment or postponement thereof.

Only stockholders of record on November 15, 2007 may vote at the special meeting and at any adjournment or postponement thereof. This proxy solicitation material is being mailed to stockholders on or about November 20, 2007.

Our Board of Directors unanimously recommends you vote “FOR” each of the proposals presented to you in this proxy statement.

Your vote is important. Please cast your vote by mail, telephone or over the Internet by following the instructions on your proxy card.

By Order of the Board of Directors

Jay McNamara, Esq.
Assistant Secretary

November 20, 2007

i

November 20, 2007

INVERNESS MEDICAL INNOVATIONS, INC.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inverness Medical Innovations, Inc. for use at our Special Meeting of Stockholders to be held on Thursday, December 20, 2007 at 11:00 a.m., local time, at our corporate headquarters located at 51 Sawyer Road, Suite 200, Waltham, MA, and at any adjournments or postponements of the special meeting. References in this proxy statement to “us,” “we,” “our” and “Company” refer to Inverness Medical Innovations, Inc., except where otherwise indicated.

GENERAL INFORMATION

Who May Vote

Holders of our common stock, as recorded in our stock register at the close of business on November 15, 2007, may vote at the special meeting on matters properly presented at the meeting. As of that date, there were 59,223,073 shares of our common stock outstanding and entitled to one vote per share. A list of stockholders will be available for inspection for at least ten days prior to the meeting at the principal executive offices of the Company at 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Most stockholders have a choice of voting by using a toll free number, by submitting their vote over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment or postponement thereof, in the manner you direct.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of increasing the number of shares of common stock available for issuance under the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan.

As of the date hereof, we do not know of any other business that will be presented at the meeting, except for those incident to the conduct of the meeting. If other business shall properly come before the meeting, or any adjournments or postponements thereof, the persons named in the proxy will vote your shares according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay all of the costs of soliciting this proxy. We also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We have also engaged MacKenzie Partners, Inc. to assist us with the solicitation of proxies, and we expect to pay MacKenzie Partners, Inc. approximately $7,000 for its services plus out-of-pocket expenses incurred during the course of its work.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company’s Secretary in writing.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bylaws, this means at least a majority of the voting power of all outstanding shares entitled to vote must be represented at the meeting, either by proxy or in person. Proxies marked as abstaining or withheld, limited proxies and proxies containing broker non-votes with respect to any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast on such matter. A “broker non-vote” is a proxy submitted by a broker or other nominee holding shares on behalf of a client in which the broker or other nominee indicates that it does not have discretionary authority to vote such shares on a particular matter.

Vote Required

Each proposal sets forth the vote required for approval of the matter.

Multiple Stockholders Sharing the Same Address

Please note that brokers may deliver only one proxy statement to multiple security holders sharing an address. This practice, known as “householding” is designed to reduce printing and postage costs. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to Doug Guarino at Inverness Medical Innovations, Inc., 51 Sawyer Road, Suite 200, Waltham, MA 02453, by telephone at (781) 647-3900 or by e-mail at doug.guarino@invmed.com.

PROPOSAL 1

APPROVAL OF INCREASE IN OPTION SHARES

Introduction

The Board has adopted and is seeking stockholder approval of an amendment to the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock that are available to be issued through grants or awards made thereunder or through the exercise of options granted thereunder from 8,074,081 shares to 11,074,081 shares. In addition, the 2001 Stock Option and Incentive Plan, as amended, will provide that different types of awards will count differently against the total number of shares available. Full value awards settled in stock, other than an award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant, will be counted against the overall share limitation as 3.0 shares. All other awards will continue to be counted against the overall share limitation as 1.0 share.

Of the 8,074,081 shares of common stock authorized for issuance in connection with grants made under the 2001 Stock Option and Incentive Plan, only 29,825 shares remained available for future grants or awards as of November 15, 2007. While some additional shares may become available under the 2001 Stock Option and Incentive Plan through employee terminations, this number is expected to be inconsequential.

The Board recommends this action in order to enable the Company to continue to provide a source of stock to attract and retain talented personnel, especially in the event of future acquisitions and anticipated future growth. The Board believes that stock options promote growth and provide a meaningful incentive to employees of successful companies.

The increase of 3,000,000 shares of common stock available for grant under the 2001 Stock Option and Incentive Plan will result in additional potential dilution of our outstanding stock. Based solely on the closing price of our common stock as reported on AMEX on November 16, 2007 of $61.75 per share, the maximum aggregate market value of the additional 3,000,000 shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan would be $185,250,000.

As of November 15, 2007, there were 59,223,073 shares of our common stock outstanding. This share number does not include (1) 2,654,590 shares that we issued on November 16, 2007 as part of the purchase price for Alere Medical, Inc., (2) 11,834,302 shares of common stock that we expect to issue on November 20, 2007 upon the closing of our previously announced public offering, or (3) 1,800,000 shares of our common stock that the underwriters of our public offering may purchase to cover over-allotments.

Summary of the 2001 Stock Option and Incentive Plan, as Amended

Administration.  The 2001 Stock Option and Incentive Plan provides for administration by the Board or by a committee of not fewer than two independent directors, referred to as the “administrator,” provided that, for purposes of awards to directors and Section 16 officers, the administrator shall be deemed to include only directors who are independent directors, as appointed by the Board from time to time. The Board of Directors is currently serving as the administrator of the 2001 Stock Option and Incentive Plan.

The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2001 Stock Option and Incentive Plan. The administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals.

Eligibility and Limitations on Grants.  All of our officers, employees, directors, consultants and other key persons are eligible to participate in the 2001 Stock Option and Incentive Plan, subject to the discretion of the administrator. In no event may any one participant receive options to purchase more than 1,529,632 shares of common stock, subject to adjustment for stock splits and similar events, during any one calendar year. Approximately 4,500 people are currently eligible to participate in the 2001 Stock Option and Incentive Plan. The number of shares of common stock that are available to be issued through grants or awards made under the 2001 Stock Option and Incentive Plan or through the exercise of options granted thereunder will be increased from 8,074,081 shares to 11,074,081 shares, but the 2001 Stock Option and Incentive Plan, as amended, will provide that different types of awards will count differently against the total number of shares available. Full value awards settled in stock, other than an award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant, will be counted against the overall share limitation as 3.0 shares. All other awards will continue to be counted against the overall share limitation as 1.0 share.

Stock Options.  Options granted under the 2001 Stock Option and Incentive Plan may be either incentive stock options, referred to as “incentive options,” within the definition of Section 422 of the Internal Revenue Code, or non-qualified stock options, referred to as “non-qualified options.” Options granted under the 2001 Stock Option and Incentive Plan will be non-qualified options if they fail to meet the Internal Revenue Code definition of incentive options, are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or otherwise so provide. Incentive options may be granted only to officers or other employees of the Company or its subsidiaries. Non-qualified options may be granted to persons eligible to receive incentive options and to non-employee directors and other key persons.

Other Option Terms.  The administrator has authority to determine the terms of options granted under the 2001 Stock Option and Incentive Plan. Options are granted with an exercise price that is not less than the fair market value of our common stock on the date of the option grant.

The life of each option will be fixed by the administrator and may not exceed ten years from the date of grant. The administrator will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator; provided that the administrator may not accelerate the exercisability of options, other than by reason of, or in connection with, death, disability, retirement, employment termination (without cause) or change of control, if the number of options so accelerated when combined with the number of unrestricted stock awards granted would exceed 10% of the maximum number of shares issuable under the plan. In general, unless otherwise permitted by the administrator, no option granted under the 2001 Stock Option and Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2001 Stock Option and Incentive Plan may be exercised by paying cash or by the transfer to us of shares of common stock which are not then subject to restrictions under the 2001 Stock Option and Incentive Plan or any other stock plan that we maintain, which have been held by the optionee for at least six months or were purchased on the open market, and which have a fair market value equivalent to the option exercise price of the shares being purchased. Such options may also be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

At the discretion of the administrator, stock options granted under the 2001 Stock Option and Incentive Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. This additional stock option would have an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted. The purpose of this reload feature is to enable participants to maintain an equity interest in us without causing dilution.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

Restricted Stock Awards.  The administrator may grant or sell shares of common stock to any participant subject to such conditions and restrictions as the administrator may determine. The shares may be sold at par value or for a higher purchase price determined by the administrator. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards.  The administrator may also grant shares of common stock which are free from any restrictions under the 2001 Stock Option and Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant. The aggregate number of unrestricted stock awards that may be granted under the plan, when combined with stock underlying options that were accelerated other than by reason of, or in connection with, death, disability, retirement, employment termination (without cause) or change of control, may not exceed 10% of the maximum number of shares issuable under the plan.

Deferred Stock Awards.  The administrator may also award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified vesting period. The vesting period shall be determined by the administrator but shall be at least one year for attainment of pre-established performance goals or at least three years for other conditions and restrictions. During the deferral period, subject to terms and conditions imposed by the administrator, the deferred stock awards may be credited with dividend equivalent rights. Subject to the consent of the administrator, a participant may make an advance election to receive a portion of his compensation or restricted stock award otherwise due in the form of a deferred stock award.

Performance Share Awards.  The administrator may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of individual or company performance goals and such other conditions as the administrator shall determine. The periods during which performance is to be measured shall not be, in the aggregate, less than one year.

Dividend Equivalent Rights.  The administrator may grant dividend equivalent rights, which entitle the recipient to receive credits for dividends that would be paid if the grantee held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Change of Control Provisions.  The 2001 Stock Option and Incentive Plan provides that in the event of a “change of control” as defined in the 2001 Stock Option and Incentive Plan, all stock options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived, unless otherwise provided in the applicable award agreement.

Adjustments for Stock Dividends, Mergers, etc.  The 2001 Stock Option and Incentive Plan authorizes the administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2001 Stock Option and Incentive Plan and to any outstanding awards to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of our company, the 2001 Stock Option and Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or awards. Before any outstanding stock options and awards terminate, the option holder will have an opportunity to exercise all outstanding options, and holders of other awards will receive a cash or in kind payment of such appropriate consideration as determined by the administrator in its sole discretion after taking into account the consideration payable per share of common stock pursuant to the business combination. The administrator may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the administrator that such adjustment is appropriate to avoid distortion in the operation of the

2001 Stock Option and Incentive Plan, provided that no such adjustment shall be made in the case of an incentive stock option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

Amendments and Termination.  Subject to requirements of law or the rules of any stock exchange, the Board may at any time amend or discontinue the 2001 Stock Option and Incentive Plan and the administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. To the extent required by the Internal Revenue Code to ensure that options granted under the 2001 Stock Option and Incentive Plan qualify as incentive options or that compensation earned under the options granted under the 2001 Stock Option and Incentive Plan qualifies as performance-based compensation under the Internal Revenue Code, plan amendments shall be subject to approval by our stockholders.

New Plan Benefits

No grants have been made with respect to the additional shares of common stock to be reserved for issuance under the 2001 Stock Option and Incentive Plan. The number of shares of common stock that may be granted to executive officers and all employees, including non-executive officers and directors who are employees, and to independent directors is indeterminable at this time, as such grants are subject to the discretion of the Compensation Committee and the Board. The Compensation Committee recommends, and the Board approves, stock option grants to our officers and employees on a regular basis.

Material Federal Income Tax Consequences

The following discussion describes the material federal income tax consequences of transactions under the 2001 Stock Option and Incentive Plan. It does not describe all federal tax consequences under the 2001 Stock Option and Incentive Plan, nor does it describe state or local tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and we will not have a deduction for federal corporate income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, a “disqualifying disposition,” generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, or one year in the case of termination of employment by reason of disability. In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  With respect to non-qualified options under the 2001 Stock Option and Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally,

•	at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and

•	at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held.

Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock.

Parachute Payments.  The vesting or exercisability of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment in addition to other taxes ordinarily payable.

Limitation on Our Deductions.  As a result of Section 162(m) of the Internal Revenue Code, our deduction for certain awards under the 2001 Stock Option and Incentive Plan may be limited to the extent that a covered employee receives compensation in excess of $1,000,000 in such taxable year, other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code.

Vote Required

The approval of the proposal to amend the 2001 Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance thereunder requires the affirmative vote of a majority of the votes properly cast for and against the proposal. In accordance with Delaware law and our bylaws, abstentions and broker non-votes will not be counted as votes cast on this matter and, accordingly, will have no effect.

Recommendation

The Board unanimously recommends a vote FOR the approval of the amendment to the 2001 Stock Option and Incentive Plan increasing the number of shares of common stock available thereunder.

PRINCIPAL STOCKHOLDERS

The following table furnishes information as to shares of our common stock beneficially owned by:

•	each person or entity known by us to beneficially own more than five percent of our common stock;

•	each of our directors;

•	each of our “named executive officers” (as defined in “Compensation of Executive Officers” on page 14); and

•	all of our directors and executive officers as a group.

Unless otherwise stated, beneficial ownership is calculated as of October 31, 2007. For the purpose of this table, a person, group or entity is deemed to have “beneficial ownership” of any shares that such person, group or entity has the right to acquire within 60 days after such date through the exercise of options or warrants.

Security Ownership of Certain Beneficial Owners and Management

	Common Stock
	Amount and
	Nature of	Percent
	Beneficial	of
Name and Address of Beneficial Owner (1)	Ownership(2)	Class(3)
FMR Corp.
Edward C. Johnson 3d(4)	5,819,013	10.49%
Fidelity Management & Research Company(4)	5,574,319	10.05%
Zwanziger Family Ventures, LLC(5)	1,806,696	3.25%
Ron Zwanziger(6)	3,361,513	6.04%
David Scott, Ph.D.(7)	745,781	1.34%
Jerry McAleer, Ph.D.(8)	672,139	1.20%
Christopher J. Lindop(9)	15,191	*
David Teitel(10)	24,654	*
David Toohey(11)	113,872	*
John Bridgen, Ph.D.(12)	96,797	*
Carol R. Goldberg(13)	109,364	*
Robert P. Khederian(14)	161,667	*
John F. Levy(15)	155,360	*
John A. Quelch(16)	41,667	*
Peter Townsend	0	*
All current executive officers and directors (20 persons)(17)	6,057,576	10.61%

*	Represents less than 1%

(1)	The address of each director or executive officer (and any related persons or entities) is c/o the Company at its principal office.

(2)	Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(3)	The number of shares outstanding used in calculating the percentage for each person, group or entity listed includes the number of shares underlying options and warrants held by such person or group that were exercisable within 60 days from October 31, 2007, but excludes shares of stock underlying options and warrants held by any other person.

(4)	This information is based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2007 by FMR Corp., Edward C. Johnson 3d and Fidelity Management & Research Company. The address provided therein for each of these persons is 82 Devonshire Street, Boston, MA 02109. None of these persons have voting power over any of the shares, except that FMR Corp. has sole voting power with respect to 251,294 shares.

(5)	Consists of 1,652,476 shares of common stock and 36,794 shares of common stock underlying warrants exercisable within 60 days from October 31, 2007. Ron Zwanziger, our Chairman, Chief Executive Officer and President, and Janet M. Zwanziger, his spouse, are the managers of Zwanziger Family Ventures, LLC and each have shared voting and investment power over these securities.

(6)	Consists of 3,217,078 shares of common stock and 144,435 shares of common stock underlying warrants and options exercisable within 60 days from October 31, 2007. Of the shares attributed to Mr. Zwanziger, 664,142 shares of common stock are owned by Mr. Zwanziger as Trustee of the Zwanziger 2004 Annuity Trust, and 1,769,902 shares of common stock and 36,794 shares of common stock issuable upon the exercise of warrants are owned by Zwanziger Family Ventures, LLC, a limited liability company managed by Mr. Zwanziger and his spouse. Of the other shares attributed to him, Mr. Zwanziger disclaims beneficial ownership of (i) 2,600 shares owned by his wife, Janet M. Zwanziger, and (ii) 9,450 shares owned by the Zwanziger Goldstein Foundation, a charitable foundation for which Mr. Zwanziger and his spouse, along with three others, serve as directors.

(7)	Consists of 450,554 shares of common stock and 295,227 shares of common stock underlying options exercisable within 60 days from October 31, 2007. Includes 44,788 shares of common stock to be sold in a public offering expected to close on November 20, 2007.

(8)	Consists of 276,559 shares of common stock and 395,580 shares of common stock underlying options exercisable within 60 days from October 31, 2007. Includes 75,000 shares of common stock to be sold in a public offering expected to close on November 20, 2007.

(9)	Consists of 15,191 shares of common stock owned by Mr. Lindop as of February 1, 2007. Mr. Lindop resigned as Chief Financial Officer on December 8, 2006.

(10)	Consists of 904 shares of common stock and 23,750 shares of common stock underlying options exercisable within 60 days from October 31, 2007.

(11)	Consists of 6,491 shares of common stock and 107,381 shares of common stock underlying options exercisable within 60 days from October 31, 2007. Includes 13,480 shares of common stock to be sold in a public offering expected to close on November 20, 2007.

(12)	Consists of 2,633 shares of common stock and 94,164 shares of common stock underlying options exercisable within 60 days from October 31, 2007. Includes 13,430 shares of common stock to be sold in a public offering expected to close on November 20, 2007.

(13)	Consists of 67,697 shares of common stock and 41,667 shares of common stock underlying options exercisable within 60 days from October 31, 2007.

(14)	Consists of 120,000 shares of common stock and 41,667 shares of common stock underlying options exercisable within 60 days from October 31, 2007.

(15)	Consists of 104,118 shares of common stock and 51,242 shares of common stock underlying warrants and options exercisable within 60 days from October 31, 2007. Of the shares attributed to him, Mr. Levy disclaims beneficial ownership of 741 shares of common stock and warrants to purchase 266 shares of common stock owned by a charitable remainder unitrust.

(16)	Consists of 41,667 shares of common stock underlying options exercisable within 60 days from October 31, 2007.

(17)	Consists of 4,421,472 shares of common stock and 1,636,104 shares of common stock underlying warrants and options exercisable within 60 days from October 31, 2007. Includes 165,698 shares of common stock to be sold in a public offering expected to close on November 20, 2007. See also footnotes (6)-(16)

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis discusses the compensation paid to our three key executives, as defined below, our chief financial officer, or our CFO, our former CFO, and our other two most highly-compensated executive officers. These officers are collectively referred to as the named executive officers. Our key executives are Ron Zwanziger, CEO; David Scott, Ph. D., Chief Scientific Officer and Jerry McAleer, Ph. D., Vice President, Research and Development and Vice President, Cardiology.

Philosophy and Objectives

The objective of our executive compensation program is to attract, retain and motivate the talented and dedicated executives who are critical to our goals of continued growth, innovation, increasing profitability and ultimately maximizing shareholder value. Specifically, we seek to attract and reward executives who display certain fundamental leadership characteristics for hiring and promotion that we have identified as consistent with our company goals and culture. We provide these executives with what we believe to be a competitive total compensation package consisting primarily of base salary, long-term equity incentive compensation and a broad-based benefits program. Our compensation program is designed to reward each executive’s individual performance by considering generally their past and potential contribution to our achievement of key strategic goals such as revenue generation, margin improvement and the establishment and maintenance of key strategic relationships. Our executive compensation program aims to provide a compensation package which is competitive in our market sector and, more important, relevant to the individual executive.

Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long term value for our company and our stockholders. Accordingly, (i) we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance on an annual basis and (ii) we provide non-cash compensation, primarily in the form of stock-based awards, to reward superior performance against long-term strategic goals.

Executive Compensation Process

The compensation of our named executive officers, as well as our other executive officers, is reviewed by our Compensation Committee at least annually for consistency with the objectives described above. Our management, including our CEO, participates in this review by making its own recommendations as to the compensation of our executive officers to the Compensation Committee. The Compensation Committee considers the recommendations of management in assessing executive compensation but also relies on other data and resources and may utilize the services of a compensation consultant in reviewing and determining executive compensation.

In reviewing executive compensation, the Compensation Committee and management also consider the practices of comparable companies of similar size, geographic location and market focus. Management and the Compensation Committee utilize the Radford Global Life Sciences Survey, a subscription service that provides comprehensive baseline compensation data on positions at the executive, management and professional levels, including salary, total cash compensation, options and equity compensation, and occasionally collect and analyze publicly available compensation data and other subscription compensation survey data. While benchmarking may not always be appropriate as a standalone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this compensation information is an important part of our compensation-related decision making process. The Compensation Committee did not utilize the services of a compensation consultant during 2006. For 2007, however, the Compensation Committee has engaged a compensation consultant, Pearl Meyer & Company, to assist the committee in assessing executive compensation. Specifically, the Committee has engaged Pearl Meyer to review and provide guidance with respect to the CEO’s recommendations as to the total cash compensation paid to our executive officers.

In determining each component of an executive’s compensation, numerous factors are considered, including:

•	The individual’s particular background and circumstances, including prior relevant work experience;

•	The demand for individuals with the executive’s specific expertise and experience;

•	The individual’s role with us and the compensation paid to similar persons determined through benchmark studies;

•	The individual’s performance and contribution to our achievement of company goals and objectives; and

•	Comparison to other executives within our company.

In considering the compensation paid to our three key executives, as identified above, our Compensation Committee also considered in particular the compensation packages awarded to the key executives during 2001 in anticipation of our split-off from Inverness Medical Technology, or the 2001 compensation packages. The 2001 compensation packages, which were approved by the stockholders of Inverness Medical Technology (who became our stockholders at the time of the split-off), were comprehensive, multi-year packages providing for compensation through 2006. They were designed to (i) ensure that the key executive remained with us after the split-off, (ii) properly compensate the key executive for the risks they were assuming in committing to guide a newly-formed entity with no independent track record and no existing trading market for its stock and (iii) reward the key executive in the event we met aggressive market-based performance goals.

The 2001 compensation packages consisted of both stock-based awards, fixed cash bonuses and a performance-based bonus plan. With respect to the stock-based awards, Mr. Zwanziger was given the opportunity to purchase, and did purchase, 1,168,191 shares of restricted stock vesting over four years (all of which are now fully vested). Dr. Scott and Dr. McAleer were granted options to purchase 399,381 and 379,413 shares, respectively, of restricted stock vesting over four years. Dr. Scott’s option, and a portion of Dr. McAleer’s option, were exercised using promissory notes, as discussed under “Certain Relationships and Related Transactions — Indebtedness of Certain Executive Officers and Directors” on page 26 of this proxy statement. With respect to the fixed cash bonuses, for each of fiscal years 2001 through 2006 each key executive received the following year-end bonuses payable during the month of January of the following year:

	Annual Bonus	Annual Bonus
Key Executive	2001	2002-2006

Ron Zwanziger	$225,000	$550,000
David Scott	$55,000	$125,000
Jerry McAleer	$50,000	$120,000

The 2001 compensation packages also included an additional bonus plan which provided that each of the key executives would automatically be granted ten-year, non-qualified stock options if our common stock achieved specified stock price targets by specified target dates. These awards have lapsed.

Elements of Compensation

Executive compensation consists of the following elements:

Base Salary.  Generally, annual base salary for a particular individual is established based on the factors discussed above and is intended to be near the average of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, although other elements of compensation, including past and present grants of stock-based awards, may also be considered. The Compensation Committee believes that a competitive base salary is necessary to attract and retain a management team with the request skills to lead our company. The base salary of the key executives had not been adjusted since 2001 because our Compensation Committee determined that their salaries remained fair and equitable when considering all elements of the 2001 compensation packages. During 2006, our Compensation Committee considered the fact that the performance-based awards under the 2001 compensation plan lapsed at the end of 2005 and the annual cash bonuses described above would cease after 2006. As a result, the Compensation

Committee recommended that the salaries of the Mr. Zwanziger, Dr. Scott and Dr. McAleer be increased to $750,000, $600,000, and $500,000, respectively. Our Board of Directors (in the absence of the key executives who are also directors) approved these new salaries effective July 1, 2006. Additionally, David Teitel’s salary was increased to $215,000 in December 2006, upon his promotion to Chief Financial Officer.

Bonuses.  Our key executives received the cash bonuses described above as part of the shareholder-approved 2001 compensation packages. During 2006, our Compensation Committee increased the annual salary of the key executives but decided not to renew or replace the annual cash bonuses which were a part of the 2001 compensation packages. Our other named executive officers did not receive bonuses during 2006, although David Teitel did receive a $5,000 bonus on January 13, 2006 prior to becoming an executive officer of the Company. While our Compensation Committee reserves the right to grant cash or non-cash bonuses as a performance incentive or reward, it currently has no plans to grant bonuses to the named executive officers during 2007. Cash bonuses are generally not a regular or important element of our executive compensation strategy and we focus instead on stock-based awards designed to reward long-term performance.

Stock Option and Stock-Based Awards.  We believe long-term performance is best stimulated through an ownership culture that encourages such performance through the use of stock-based awards. The Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, or the 2001 Option Plan, was established to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of stockholders and with our long-term success. The Compensation Committee believes that the use of stock options and other stock-based awards offers the best approach to achieving our long-term compensation goals.

While the 2001 Option Plan allows our Compensation Committee to grant a number of different types of stock-based awards, other than one restricted stock grant made to Mr. Zwanziger in 2001 as part of the 2001 compensation package, we have relied exclusively on stock options to provide equity incentive compensation. Stock options granted to our executive officers have an exercise price equal to the fair market value of our common stock on the grant date, typically vest 25% per annum based upon continued employment over a four-year period, and generally expire ten years after the date of grant. Stock option grants to our executive officers are made in connection with the commencement of employment, in conjunction with an annual review of total compensation and, occasionally, following a significant change in job responsibilities or to meet other special retention or performance objectives. Proposals to grant stock options to our executive officers are made by our CEO to the Compensation Committee. With respect to proposals for grants made to our executive officers, the Committee reviews competitive compensation survey data, as discussed above, individual performance, the executive’s existing compensation and other retention considerations. The Compensation Committee considers the Black-Scholes valuation of each proposed stock option grant in determining the number of options subject to each grant.

Generally, stock option grants to executive officers have been made in conjunction with meetings of the Board of Directors. During 2007, we adopted a stock option granting policy that includes the following elements:

•	Options to purchase shares of our common stock shall be granted effective as of the last calendar day of the following months: February, April, June, August, October and December (each such date a “Grant Date”);

•	For each employee (or prospective employee) that is not (or, upon hire, will not be) subject to Section 16 of the Exchange Act, the CEO shall have the authority to grant, in his sole discretion, an option or options to purchase up to an aggregate of 5,000 shares of common stock (on an annual basis); provided, however, that total number of shares of common stock underlying such options grants shall not exceed 150,000 per calendar year;

•	The Compensation Committee must approve all other stock option grants. Grants by the Compensation Committee must be approved only at a meeting of the Compensation Committee and not by written consent;

•	Grants of options approved for existing employees, shall be effective as of, and the grant date thereof shall for all purposes be deemed to be, the Grant Date following the date of approval (except that any grants subject to stockholder approval shall be effective as of the date of stockholder approval); and

•	Options approved for new hires, including those hired through acquisitions, shall be effective as of, and the grant date thereof shall for all purposes be deemed to be, the Grant Date following the later of (i) the date of such approval or (ii) the date on which the new hire’s employment commences.

We have not adopted stock ownership guidelines.

During 2006, David Teitel was granted options to purchase 25,000 shares of common stock. The rationale for these grants is discussed on page 20 of this proxy statement. In addition, during 2007 our Compensation Committee considered the fact that the performance-based awards under the 2001 compensation packages lapsed at the end of 2005 and approved grants of stock options to purchase 300,000, 150,000 and 125,000 shares of common stock to Ron Zwanziger, David Scott and Jerry McAleer, respectively. These grants were approved by our stockholders at our 2007 annual meeting.

Other Compensation.  Our named executive officers do not have employment agreements. The named executive officers are not eligible to participate in, and do not have any accrued benefits under, any Company-sponsored defined benefit pension plan. They are eligible to, and in some case do, participate in defined contributions plans, such as a 401(k) plan, on the same terms as other employees. The terms of these defined contribution plans vary depending on the jurisdiction of employment of the executive. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits and perquisites if it deems it advisable. We believe these benefits and perquisites are currently lower than median competitive levels for comparable companies. Finally, all of our executives are eligible to participate in our other employee benefit plans, including, medical, dental, life and disability insurance.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation of over $1,000,000 to any of the named executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with the exemptions available under Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with these exemptions when we believe that such payments are appropriate and in the best interest of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is information regarding the compensation of our Chief Executive Officer, our Chief Financial Officer, our former Chief Financial Officer, our three other most highly compensated executive officers, and one of our key executive officers for the fiscal year 2006. Such officers are collectively referred to as the “named executive officers.”

Summary Compensation Table.  The following table sets forth information regarding the named executive officers’ compensation for fiscal year 2006.

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)

Ron Zwanziger	2006	$550,000	$550,000	—	$999	$1,100,999
Chairman, Chief Executive
Officer and President
David Teitel(4)	2006	$192,885	$5,000	$63,322	$6,327	$267,534
Chief Financial Officer
John Bridgen, Ph.D.	2006	$363,600	—	$191,572	$7,590	$562,762
Vice President, Strategic Business
Development
David Toohey(5)	2006	$426,924	—	$68,310	$63,824	$559,058
President, Professional Diagnostics
David Scott, Ph.D.(6)	2006	$431,177	$125,000	—	—	$556,177
Chief Scientific Officer
Jerry McAleer, Ph.D.(5)	2006	$364,111	$120,000	—	—	$484,111
Vice President, Research & Development and Vice President, Cardiology
Christopher J. Lindop(7)	2006	$375,000	—	$221,782	$7,590	$604,372
Former Chief Financial Officer

(1)	Except with respect to David Teitel, the amounts in this column reflect bonuses paid as part of the shareholder-approved 2001 compensation packages described in the “Compensation Discussion and Analysis” section beginning on page 10 of this proxy statement. The 2001 compensation packages, which were awarded in anticipation of our spin off from Inverness Medical Technology, provided in part for fixed cash bonuses to be paid through 2006, the final year of the 2001 compensation packages.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Note 15 in the notes to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 26, 2007.

(3)	The amounts in this column include (a) matching contributions made by our company to our defined contribution plans in the amount of $5,654, $6,600, $63,824 and $6,600 on behalf of Mr. Teitel, Dr. Bridgen, Mr. Toohey and Mr. Lindop, respectively, and (b) life insurance premiums paid by our company in the amount of $990, $673, $990 and $990 on behalf of Mr. Zwanziger, Mr. Teitel, Dr. Bridgen and Mr. Lindop, respectively.

(4)	Mr. Teitel was appointed as Chief Financial Officer on December 8, 2006.

(5)	Salary and other compensation paid in Euros. Euros were converted to U.S. dollars using the average exchange rate for the year reported.

(6)	Salary and other compensation paid in British pounds. British pounds were converted to U.S. dollars using the average exchange rate for the year reported.

(7)	Mr. Lindop resigned as Chief Financial Officer on December 8, 2006.

Grants of Plan-Based Awards.  The following table sets forth certain information with respect to options granted to the named executive officers in fiscal year 2006.

Grants of Plan-Based Awards — 2006

All Other
		Option Awards:	Exercise or	Grant Date
		Number of	Base Price	Fair Value
		Securities	of Option	of Stock
	Grant	Underlying	Awards	and Option
Name	Date	Options (#)(1)	($/Sh)(2)	Awards(3)

Ron Zwanziger	—	—	—	—
David Teitel	10/04/06	5,000	$34.40	$82,869
	12/15/06	20,000	$38.10	$367,130
John Bridgen, Ph.D.	—	—	—	—
David Scott, Ph.D.	—	—	—	—
David Toohey	—	—	—	—
Jerry McAleer, Ph.D.	—	—	—	—
Christopher J. Lindop	—	—	—	—

(1)	All stock option awards were made under our 2001 Stock Option and Incentive Plan.

(2)	The exercise price of the stock option awards is equal to the closing price of the common stock on the grant date as reported by the American Stock Exchange.

(3)	The amounts in this column reflect the grant date fair value of each option award computed in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 15 of the notes to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 26, 2007.

Mr. Teitel was granted options to purchase 5,000 shares at a Board of Directors meeting held on October 4, 2006 in his role as Vice President, Finance prior to his promotion to Chief Financial Officer. In connection with his appointment as CFO on December 8, 2006, the Board of Directors granted Mr. Teitel an option to purchase 20,000 shares. The terms of these options provide for vesting in four equal annual installments, commencing on the first anniversary of the date of grant. The options will expire on the tenth anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End.  The following table sets forth certain information with respect to unexercised options held by the named executive officers at the end of fiscal year 2006.

Outstanding Equity Awards at Fiscal Year-End — 2006

	Option Awards
		Number of
		Securities
		Underlying
		Unexercised	Option
	Number of Securities	Options	Exercise	Option
	Underlying Unexercised	(#)(1)	Price	Expiration
Name	Options (#) Exercisable	Unexercisable	($)	Date(2)

Ron Zwanziger	6,702	—	$14.92	2/12/2011
	23,298	—	$14.92	2/12/2011
	65,000	—	$17.15	12/20/2011
	5,065	—	$15.55	8/23/2012
	7,576	—	$21.78	12/31/2013
David Teitel	7,500	2,500	$21.38	12/11/2013
	5,000	5,000	$24.25	12/17/2014
	—	5,000	$34.40	10/4/2016
	—	20,000	$38.10	12/15/2016
John Bridgen, Ph.D.	50,000	—	$11.75	9/20/2012
	6,664	—	$21.78	12/31/2013
	25,000	25,000	$24.25	12/17/2014
David Scott, Ph.D.	14,000	—	$1.71	10/13/2008
	50,000	—	$2.44	8/16/2009
	24,000	—	$14.92	2/12/2011
	199,691	—	$15.47	11/30/2011
	2,284	—	$15.60	9/3/2012
	5,252	—	$21.78	12/31/2013
David Toohey	10,000	—	$11.80	3/15/2011
	75,000	—	$15.47	11/30/2011
	3,631	—	$15.55	8/23/2012
	12,500	12,500	$24.25	12/17/2014
Jerry McAleer, Ph.D.	14,000	—	$1.71	10/13/2008
	40,000	—	$2.44	8/16/2009
	16,000	—	$14.92	2/12/2011
	189,706	—	$15.47	11/30/2011
	129,413	—	$16.76	12/2/2011
	1,805	—	$15.60	9/3/2012
	4,656	—	$21.78	12/31/2013
Christopher J. Lindop(3)	5,231	18,750	$24.20	9/21/2013

(1)	Unless otherwise noted, options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	Unless otherwise noted, the expiration date of each option occurs 10 years after the date of grant of such option.

(3)	By their terms, the exercisable options were set to expire 90 days after Mr. Lindop’s last day of employment with the Company on December 31, 2006. All such options were exercised prior to expiration.

Option Exercises and Stock Vested.  The following table sets forth certain information with respect to options exercised by the named executive officers in fiscal year 2006.

Option Exercises and Stock Vested — 2006

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)(1)

Ron Zwanziger	—	—
David Teitel	—	—
John Bridgen, Ph.D.	—	—
David Scott, Ph.D.	—	—
David Toohey	—	—
Jerry McAleer, Ph.D.	10,000	$255,200
Christopher J. Lindop	58,454	$826,632

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation Plans. The following table sets forth certain information with respect to a named executive officer’s participation in a non-qualified defined contribution plan in fiscal year 2006.

Non-Qualified Deferred Compensation — 2006

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions In	Contributions in	Aggregate Earnings	Withdrawals/	at Last Fiscal
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Distributions	Year-End
Name	($)	($)(1)	($)	($)	($)

David Toohey(2)	$63,824	$63,824	$103,167	—	$873,067

(1)	This amount is also reported in the “All Other Compensation” column of the Summary Compensation Table above.

(2)	Amounts reported were converted from Euros to U.S. dollars using the average exchange rate for the year reported.

Mr. Toohey, who is employed through an Irish subsidiary, participates in a defined contribution plan which is not a “qualified” plan under applicable United States tax laws. This defined contribution plan, which is also available to the two other employees of this subsidiary, is approved by the Irish Revenue Commissioners under the 1997 Taxes Consolidation Act. Employee contributions under the Irish plan up to age-determined maximums (based on a percentage of gross salary ranging from 15% to 40%, depending on age), along with a company match up to 15% of gross salary, are made free of tax in Ireland. The amount of gross salary on which contributions are based is capped at approximately $329,462. Under the Irish plan, contributions are made to a fund managed by Irish Life. At retirement participants can elect to take benefits in the form of: (a) a tax free lump sum cash payment of up to 1.5 times annual earnings; (b) purchase of an annuity; or (c) in certain circumstances and subject to limitation, transfer their account value to another approved retirement fund.

Except for Irish plan described above, our named executive officers do not participate in any other non-qualified defined contribution or other deferred compensation plans.

Pension Benefits.  Our named executive officers do not participate in any plan that provides for specified retirement benefits, or payments and benefits that will be provided primarily following retirement, other than defined contribution plans such as our 401(k) savings plan.

Potential Payments Upon Termination or Change-in-Control.  Our named executive officers are employees-at-will and as such do not have employment contracts with us. Other than provisions in our 2001 Stock Option and Incentive Plan that provide for all stock options to automatically become fully exercisable and any stock awards to become vested and non-forfeitable in the event of a “change of control” as defined in the plan, there are no contracts, agreements, plans or arrangements that provide for payments to our named executive officers at, following, or in connection with any termination of employment, change in control of our company or a change in a named executive officer’s responsibilities.

Director Compensation.  The following table sets forth information regarding the compensation of our directors during fiscal year 2006.

Director Compensation — 2006

	Option Awards	Total
Name(1)	($)(2)	($)

Carol R. Goldberg	$103,875	$103,875
Robert P. Khederian	$103,875	$103,875
John F. Levy	$103,875	$103,875
John A. Quelch	$116,839	$116,839
Peter Townsend	$103,875	$103,875
Alfred M. Zeien(3)	$103,875	$103,875

(1)	Ron Zwanziger, Jerry McAleer and David Scott are not included in this table as they are employees of our company and accordingly receive no compensation for their services as directors. The compensation received by Mr. Zwanziger, Dr. McAleer and Dr. Scott as employees of our company are shown in the Summary Compensation Table above.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) from awards granted in 2005 and 2003, as no options were granted in 2004 or 2006. Assumptions used in the calculation of these amounts are included in Note 15 of the notes to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 26, 2007. The grant date fair value of the options granted was as follows for each of the directors: Carol R. Goldberg: $311,910 (2005); Robert P. Khederian: $311,910 (2005); John F. Levy: $311,910 (2005); John A. Quelch: $205,920 (2003) and $311,910 (2005); Peter Townsend: $311,910 (2005) and Alfred M. Zeien: $311,910 (2005). As of December 31, 2006, each director had the following number of options outstanding: Carol R. Goldberg: 50,000; Robert P. Khederian: 50,000; John F. Levy: 55,184; John A. Quelch: 50,000; Peter Townsend: 50,000 and Alfred M. Zeien: 50,000.

(3)	Mr. Zeien resigned as a director on September 27, 2007.

Our directors currently receive no cash compensation for their services as directors, although they are reimbursed for expenses incurred in connection with their attendance at board and committee meetings. However, options and other awards may be granted to directors in the sole discretion of the administrator of the 2001 Stock Option and Incentive Plan. No grants were made to our directors in fiscal year 2006.

Change-In-Control Arrangements

There are no compensatory plans or arrangements with any named executive officer in connection with a change in control of our company or a change in such officer’s responsibilities, except that the 2001 Stock Option and Incentive Plan provides that in the event of a “change of control,” as defined in the plan, all stock options will automatically become fully exercisable and all other stock awards will automatically become vested and non-forfeitable.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the Company’s 2006 fiscal year were Carol R. Goldberg, Chairperson, Alfred M. Zeien, Member, and Robert P. Khederian, Member. No member of the Compensation Committee has ever served as an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2006, no executive officer of the Company served on the board of directors or compensation committee of another entity that has or had an executive officer serving as a member of our Board or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table furnishes information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2006.

Number of securities
remaining available for
	Number of securities to be	Weighted-average	future issuance under
	issued upon exercise of	exercise price of	equity compensation plans
	outstanding options, warrants	outstanding options,	(excluding securities
	and rights(1)	warrants and rights	reflected in column (a))(2)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,444,249	$22.19	2,224,977	(3)
Equity compensation plans not approved by security holders	—	—	—
Total(4)	3,444,249	$22.19	2,224,977	(3)

(1)	This table excludes an aggregate of 330,241 shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. The weighted average exercise price of the excluded options is $9.77.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2006, 1,988,726 shares under the 2001 Stock Option Plan may instead be issued in the form of restricted stock, unrestricted stock, performance share awards or other equity-based awards.

(3)	Includes 236,251 shares authorized and available for issuance under the Company’s 2001 Employee Stock Purchase Plan as of December 31, 2006.

(4)	As of November 15, 2007, there was a total of 6,958,122 shares to be issued upon the exercise of outstanding options at a weighted average exercise price of $28.80 and an average remaining term of 6.91 years under all equity compensation plans, including shares issuable upon exercise of outstanding options assumed by the Company in connection with various acquisition transactions. Additionally, on November 16, 2007, we assumed options to purchase 380,894 shares of common stock in connection with our acquisition of Alere Medical, Inc. As of November 15, 2007, there were 29,825 shares available for future grant under the Company’s 2001 Stock Option Plan and 174,536 shares available for issuance under the Company’s 2001 Employee Stock Purchase Plan.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2008 annual meeting of stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later than December 10, 2007 in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2008 annual meeting.

Stockholder proposals intended to be presented at our 2008 annual meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on February 15, 2008, nor earlier than January 18, 2008, together with all supporting documentation and information required by our bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Our Nominating and Corporate Governance Committee will consider director candidates recommended for nomination by stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. In order to have a director candidate considered by the Nominating and Corporate Governance Committee, the recommendation must be submitted to the Company Secretary at the address set forth on the first page of this proxy statement not later than December 5, 2007 and must include: the name and address of record of the stockholder; a representation that the stockholder is a record holder of our voting stock, or if the stockholder is not a record hold of our voting stock, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate; a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time; a description of all arrangements or understandings between the stockholder and the proposed director candidate; the consent of the proposed director candidate (i) to be named in the proxy statement relating to the our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

OTHER INFORMATION

A copy of our Annual Report on Form 10-K/A, including the financial statements and the financial statement schedules, for the year ended December 31, 2006 (the “Annual Report”) shall be provided without charge to each person solicited hereby upon the written request made to:

Inverness Medical Innovations, Inc.
Investor Relations Department
51 Sawyer Road
Suite 200
Waltham, MA 02453-3448
Attn: Doug Guarino

In addition, copies of any exhibits to the Annual Report will be provided for a nominal charge to stockholders who make a written request to us at the above address.

Appendix A

EXPLANATORY NOTE:  This Appendix A contains a copy of the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended by the proposed amendment described in the proxy statement to which this Appendix A is attached.

INVERNESS MEDICAL INNOVATIONS, INC.

2001 STOCK OPTION AND INCENTIVE PLAN

Section 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors and other key persons (including consultants) of Inverness Medical Innovations, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Change of Control” is defined in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 7.

“Dividend Equivalent Right” means Awards granted pursuant to Section 10.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 9.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8.

Section 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee.  The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”), as determined by the Board from time to time; provided that, for purposes of Awards to Directors or Section 16 officers of the Company, the Administrator shall be deemed to include only Directors who are Independent Directors and no director who is not an Independent Director shall be entitled to vote or take action in connection with any such proposed Award.

(b) Powers of Administrator.  The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan and Section 2(b)(v) below, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards; except that repricing of Stock Options shall not be permitted without shareholder approval and further provided that, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause), or Change of Control, the Administrator shall not accelerate or waive any restriction period applicable to any outstanding Restricted Stock Award or any Deferred Stock Award beyond the minimum restriction periods set forth in Section 6(e) and Section 7(d), respectively, nor shall the Administrator accelerate or amend the aggregate period over which any Performance Share Award is measured to less than one (1) year;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award consistent with Section 2(b)(iv) and further provided that, other than by reason of, or in connection with, any death, disability, retirement, employment termination (without cause), or Change of Control, the Administrator shall not accelerate the exercisability or vesting of unvested Stock Options which in the aggregate, when combined with the aggregate number of shares of Stock issued pursuant to Section 8, exceed ten percent (10%) of the maximum number of shares of stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards.  The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

Section 3.  STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable.  The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,074,081 shares, subject to adjustment as provided in Section 3(b) (the “Pool”). For purposes of this limitation, in respect of any shares of Stock under any Award which shares are forfeited, canceled, satisfied without the issuance of Stock, otherwise terminated, or, for shares of Stock issued pursuant to any unvested full value Award, reacquired by the Company at not more than the grantee’s purchase price (other than by exercise) (“Unissued Shares”), the number of shares of Stock that were removed from the Pool for such Unissued Shares shall be added back to the Pool. Notwithstanding the foregoing, upon the exercise of any Award to the extent that the Award is exercised through tendering previously owned shares or through withholding shares that would otherwise be awarded and to the extent shares are withheld for tax withholding purposes, the Pool shall be reduced by the gross number of shares of Stock being exercised without giving effect to the number of shares tendered or withheld. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, (i) Stock Options with respect to no more than 1,529,632 shares of Stock may be granted to any one individual grantee during any one calendar year period and (ii) each share subject to a full value award settled in stock — other than an Award that is a stock option or other award that requires the grantee to purchase shares for their fair market value at the time of grant — will reduce the number of shares in the Pool available for grant by three (3). The shares available for issuance from the Pool may be authorized but unissued shares of Stock or shares of Stock or shares of Stock reacquired by the Company and held in its treasury.

(b) Changes in Stock.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual grantee, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(c) Mergers and Other Transactions.  In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options.

(d) Substitute Awards.  The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

Section 4.  ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.  STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after August 14, 2011.

(a) Stock Options.  Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(i) Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(iii) Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. Subject to Section 2(b)(v), the Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(D) Any other method permitted by the Administrator.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(v) Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(b) Reload Options.  At the discretion of the Administrator, Options granted under the Plan may include a “reload” feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with such other terms as the Administrator may provide) to purchase that number of shares of Stock equal to the sum of (i) the number delivered to exercise the original Option and (ii) the number withheld to satisfy tax liabilities, with an Option term equal to the remainder of the original Option term unless the Administrator otherwise determines in the Award agreement for the original Option grant.

(c) Non-transferability of Options.  No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(d) Form of Settlement.  Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan.

Section 6.  RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder.  Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 6(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank.

(c) Restrictions.  Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. If a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, the Company shall have the right to repurchase Restricted Stock that has not vested at the time of termination at its original purchase price, from the grantee or the grantee’s legal representative.

(d) Vesting of Restricted Stock.  The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the Company’s right of repurchase as provided in Section 6(c) above.

(e) Restriction Period.  Restricted Stock vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Restricted Stock shall vest after a restriction period of not less than three (3) years.

(f) Waiver, Deferral and Reinvestment of Dividends.  The Restricted Stock Award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7.  DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards.  A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

(c) Rights as a Stockholder.  During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Restrictions.  Deferred Stock Awards vesting upon the attainment of performance goals or objectives shall vest after a restriction period of not less than one (1) year. All other Deferred Stock Awards shall vest after a restriction period of not less than three (3) years. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

(e) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 8.  UNRESTRICTED STOCK AWARDS

(a) Grant or Sale of Unrestricted Stock.  The Administrator may, in its sole discretion, grant (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such participant. The aggregate number of shares of Stock issuable pursuant to this Section 8, when combined with the number of shares of underlying unvested Stock Options accelerated pursuant to Section 2(b)(v) other than by reason of, or in connection with, any death, disability, retirement, employment termination, or Change of Control, is limited to ten percent (10%) of the maximum number of shares of Stock reserved and available for issuance under the Plan pursuant to Section 3(a), as amended.

(b) Elections to Receive Unrestricted Stock in Lieu of Compensation.  Upon the request of a grantee and with the consent of the Administrator, each grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Administrator, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid) either currently or on a deferred basis.

(c) Restrictions on Transfers.  The right to receive shares of Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

Section 9.  PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards.  A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals, the periods during which performance is to be measured (which in the aggregate shall not be less than one (1) year), and all other limitations and conditions.

(b) Restrictions of Transfer.  Performance Share Awards, and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder.  A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award agreement (or in a performance plan adopted by the Administrator).

(d) Termination.  Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 13 below, in writing after the Award agreement is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

Section 10.  DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant, as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

(b) Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

Section 11.  TAX WITHHOLDING

(a) Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee. The Company’s obligation to deliver stock certificates to any grantee is subject to and is conditioned on tax obligations being satisfied by the grantee.

(b) Payment in Stock.  Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 12.  TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

Section 13.  AMENDMENTS AND TERMINATION

Subject to requirements of law or any stock exchange or other similar rules which would require a vote of the Company’s shareholders, the Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, if and to the extent intended to so qualify, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

Section 14.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 15.  CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 15:

(a) Each outstanding Stock Option shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Performance Share Award will be removed.

(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “Person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of 50% of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) the consummation of a consolidation, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction in which the stockholders of the Company immediately prior to the Corporate Transaction, would, immediately after the Corporate Transaction, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 80% of the voting shares of the corporation issuing cash or securities in the Corporate Transaction (or of its ultimate parent corporation, if any); or

(iv) the approval by the stockholders of any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person in excess of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns in excess of 50% of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

Section 16.  GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements.  The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

No Award under the Plan shall be a nonqualified deferred compensation plan, as defined in Code Section 409A, unless such Award meets in form and in operation the requirements of Code Section 409A(a) (2), (3), and (4).

(b) Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

(e) Loans to Grantees.  The Company shall have the authority to make loans to grantees of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(f) Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

Section 17.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Subject to such approval by the stockholders, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

Section 18.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

. C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 20, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Special Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 + A Proposals — The Board of Directors recommends a vote FOR the following proposal. For Against Abstain 1. Approve an increase to the number of shares of common In their discretion, the proxies are authorized to vote upon such stock available for issuance under the Inverness Medical other business as may properly come before the meeting. Innovations, Inc. 2001 Stock Option and Incentive Plan by 3,000,000, from 8,074,871 to 11,074,871. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign this proxy exactly as names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN0 1 A V 0 1 5 6 8 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00T2KB

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Inverness Medical Innovations, Inc. 51 SAWYER ROAD, SUITE 200 WALTHAM, MASSACHUSETTS 02453 Proxy For Special Meeting of Stockholders To Be Held December 20, 2007 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints RON ZWANZIGER and JAY MCNAMARA, and each of them acting singly, Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote all shares of the voting stock of Inverness Medical Innovations, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Inverness Medical Innovations, Inc. to be held on December 20, 2007 at 11:00 A.M. at the Company’s Corporate Headquarters, 51 Sawyer Road, Suite 200, Waltham, MA 02453, or any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON THE REVERSE SIDE; IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. (Continued and to be voted on reverse side.)